Exhibit 24.1
POWER OF ATTORNEY
I appoint Donal L. Mulligan, Roderick A. Palmore and Kenneth L. Thome, together and separately, to be my attorneys-in-fact. This means they may, in my name and place:
*	Sign the registration statement on Form S-3 for the registration of the resale of General Mills, Inc. common stock issued to the shareholders of Humm Foods, Inc. and any amendments (including post-effective amendments) to that registration statement;

*	File the registration statement mentioned above on Form S-3 (with exhibits and related documents) and any amendments and supplements thereto (with exhibits and related documents) with the Securities and Exchange Commission;

*	Perform the acts that need to be done concerning these filings; and

*	Name others to take their place.
I am responsible for everything my attorneys-in-fact do when acting lawfully within the scope of this Power of Attorney.

/s/ Bradbury H. Anderson	/s/ Steve Odland

Bradbury H. Anderson	Steve Odland
Dated: June 23, 2008	Dated: June 23, 2008

/s/ Paul Danos	/s/ Kendall J. Powell

Paul Danos	Kendall J. Powell
Dated: June 23, 2008	Dated: June 23, 2008

/s/ William T. Esrey	/s/ Lois E. Quam

William T. Esrey	Lois E. Quam
Dated: June 23, 2008	Dated: June 23, 2008

/s/ Raymond V. Gilmartin	/s/ Michael D. Rose

Raymond V. Gilmartin	Michael D. Rose
Dated: June 23, 2008	Dated: June 23, 2008

/s/ Judith Richards Hope	/s/ Robert L. Ryan

Judith Richards Hope	Robert L. Ryan
Dated: June 23, 2008	Dated: June 23, 2008

/s/ Heidi G. Miller	/s/ A. Michael Spence

Heidi G. Miller	A. Michael Spence
Dated: June 23, 2008	Dated: June 23, 2008

/s/ Hilda Ochoa-Brillembourg	/s/ Dorothy A. Terrell

Hilda Ochoa-Brillembourg	Dorothy A. Terrell
Dated: June 23, 2008	Dated: June 23, 2008